EXHIBIT 11.1
                          COMPUTATION OF PER SHARE DATA
                      (In thousands, except per share data)



                                                        Three months ended June 30,        Six months ended June 30,
                                                           1997              1996             1997            1996
                                                      ---------------   --------------   --------------  --------------
NET INCOME (LOSS).................................... $         2,873   $        2,629      $    (9,168) $        6,916
                                                      ===============   ==============   ==============  ==============

PRIMARY:
    Weighted average number of common shares                   22,059           18,655           20,770          18,546
           outstanding...............................

    Shares issuable  upon exercise  of dilutive stock
           options  and  warrants  --- net of  shares
           assumed to be repurchased  (at the average
           market price for the period) from exercise
           proceeds..................................             664              944                0             991
                                                      ---------------   --------------   --------------  --------------
Shares used for computation..........................          22,723           19,599           20,770          19,537
                                                      ===============   ==============   ==============  ==============

EARNINGS (LOSS) PER SHARE OF COMMON STOCK
(PRIMARY)............................................ $          0.13   $         0.13   $       (0.44)  $         0.35
                                                      ===============   ==============   ==============  ==============

ASSUMING FULL DILUTION:
    Weighted average number of common shares                   22,059           18,655           20,770          18,546
           outstanding...............................

    Shares issuable upon exercise of dilutive stock
           options  and  warrants  --- net of  shares
           assumed to be  repurchased  (at the higher
           of period-end  market price or the average
           market price for the period) from exercise
           proceeds..................................             664              944                0             991
                                                      ---------------   --------------   --------------  --------------
Shares used for computation..........................          22,723           19,599           20,770          19,537
                                                      ===============   ==============   ==============  ==============

EARNINGS (LOSS) PER SHARE OF COMMON STOCK
(ASSUMING FULL DILUTION)  (1)........................ $          0.13   $         0.13   $       (0.44)  $         0.35
                                                      ===============   ==============   ==============  ==============

NOTES & ASSUMPTIONS:
(1)  Not presented as dilution is less than 3%.

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